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                                                                    Exhibit 10.7


                      INTERNATIONAL FAMILY ENTERTAINMENT, INC.

                              EXECUTIVE RETIREMENT PLAN


     International Family Entertainment, Inc. (the "Company") hereby adopts the International Family Entertainment, Inc. Executive Retirement Plan (the "Plan") for the benefit of its eligible employees and their spouses, in accordance with the following terms and conditions.

                                 SECTION 1. PURPOSE

     The purpose of the Plan is to attract and retain qualified executive employees of the Company and the subsidiaries thereof, to reward those executives for their continued service on behalf of the Company and its subsidiaries and to provide those executive employees and their spouses with supplemental retirement benefits in a manner that conforms with industry practice.

                               SECTION 2. DEFINITIONS

     The following terms, when used in the Plan, shall have the meanings set forth below, unless a different meaning clearly is intended in the context in which any such term is used:

     2.1.  Board--means the Board of Directors of the Company.

     2.2 Cause--means Termination of Employment as a consequence of (a) the willful and continued failure of the Participant to substantially perform his or her duties with the Company or any of its subsidiaries; (b) the engaging by the Participant in conduct through which he or she intends to cause material injury to the Company or any of its subsidiaries, monetarily or otherwise;
(c) the Participant's moral turpitude; (d) the Participant's commission of a criminal act with respect to his or her employment or his or her commission of a felony; (e) the




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Participant's dependence on alcohol or drugs; or (f) the Participant's misappropriation or conversion of the assets or opportunities of the Company or any of its subsidiaries.

     2.3.  Committee--means the Compensation Committee of the Company.

     2.4. Disability--means the Participant's complete and permanent inability by reason of illness or accident to perform the duties of the occupation in which the Participant was employed when such disability commenced, as reasonably determined by the Committee based on medical evidence acceptable to it.

     2.5. Involuntary Termination--means either action taken by the Participant's employer to terminate the Participant's employment with the Company and/or any subsidiary thereof or the failure of the Company to enter into a new employment agreement with the Participant upon the expiration of the term of the Participant's current employment agreement; provided, that any termination of employment characterized as a constructive discharge under the terms of a Participant's employment agreement with the Company or any subsidiary thereof shall be treated under the Plan as an Involuntary Termination.

     2.6. Normal Retirement Date--means the first day of the month that coincides with or next follows the date on which a Participant reaches age sixty-five.

     2.7. Participant--means an executive employee of the Company or of any subsidiary thereof who is selected to participate in the Plan in accordance with the provisions of Section 3 of the Plan.

     2.8. Participation Agreement--means the agreement executed by and between the Company and an eligible executive that designates the executive as a Participant and sets forth the level of benefits to be paid to the Participant in accordance with the terms of the Plan.


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        2.9.   Spouse--means the lawful spouse of the Participant, in accordance with applicable law, as of the date of the Participant's death.

        2.10. Termination of Employment--means the cessation of the Participant's employment with the Company or of a subsidiary thereof by reason of Voluntary Termination or Involuntary Termination.

        2.11. Years of Service--means the number of full calendar years of employment with the Company or any subsidiaries thereof, but only crediting employment service completed by the Participant on or after January 1, 1997; provided, that if a Participant's period of employment in the first calendar year or in the last calendar year of his or her employment is less than a complete calendar year, such year shall be treated as a complete calendar year if the period of employment in either such year exceeds six months.

        2.12. Vested Percentage--means, subject to Section 5(d), the portion of the Participant's benefit under the Plan that is vested determined as follows:

              Years of Service                  Vested Percentage
              ----------------                  -----------------

              Less than 1                               0%
              At least 1 but less than 2               20%
              At least 2 but less than 3               40%
              At least 3 but less than 4               60%
              At least 4 but less than 5               80%
              At least 5                              100%

Notwithstanding the foregoing, regardless of a Participant's Years of Service, the Participant's


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Vested Percentage shall be 100% upon the Participant's Termination of
Employment because of Disability.

        2.13. Voluntary Termination--means any termination of the employment of a Participant, including by reason of Disability, that occurs before the Participant's Normal Retirement Date that is not an Involuntary Termination.

                      SECTION 3.  ELIGIBILITY AND PARTICIPATION

        Any executive employee of the Company or any subsidiary thereof who is selected to participate in the Plan by the Committee is eligible to participate in the Plan. Participation in the Plan will begin upon the date of execution of a Participation Agreement by and between the eligible executive and the Company.

                       SECTION 4.  NORMAL RETIREMENT BENEFITS

        Upon the retirement of a Participant on or after his or her Normal Retirement Date, the Participant shall be entitled to receive a monthly benefit, with payment thereof commencing in the first month next following the month in which the Participant retires payable in accordance with the provisions of Section 7 of the Plan. The amount of each monthly benefit payment to be made under this Section 4 shall be equal to the Normal Retirement Benefit indicated in the Participant's Participation Agreement. The payment of the Normal Retirement Benefit payable hereunder shall continue for a period of ten years measured from the date of the first payment made hereunder (the "Benefit Term").

                   SECTION 5.  TERMINATION OF EMPLOYMENT BENEFITS

        (a) Voluntary Termination. Upon a Participant's Termination of Employment on account of Voluntary Termination, a Participant shall be entitled to receive a monthly benefit


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equal to the Participant's Vested Percentage multiplied by the benefit level determined in accordance with the benefit schedule attached to the Participant's Participation Agreement (the "Benefit Schedule") based on the Participant's Years of Service completed as of the date of his or her Termination of Employment, divided by 12. In the case of a Participant who has attained the age of 55 on or before the date of his or her Termination of Employment, the monthly benefit payable under this Section 5(a) shall commence in the month that next follows the month in which occurs the date the Participant terminates employment. In the case of a Participant who has not attained the age of 55 on or before his or her Termination of Employment, the monthly benefit payable under this Section 5(a) shall commence in the month in which the Participant attains his or her Normal Retirement Date. All benefit payments under this Section 5(a) shall be made in accordance with the provisions of Section 7.

        (b) Involuntary Termination. Upon a Participant's Termination of Employment on account of Involuntary Termination, a Participant shall be entitled to a monthly benefit, with the payment thereof commencing in the month next following the month in which the Termination of Employment occurs or, if later, in the month next following the month in which the last severance benefit payment, if any, is made to the Participant. The monthly benefit payable under this Section 5(b) shall be equal to the Participant's Vested Percentage multiplied by the benefit level determined in accordance with the Benefit Schedule based on the Participant's Years of Service completed as of the date of his or her Termination of Employment, divided by 12. All benefit payments under this Section 5(b) shall be made in accordance with the provisions of Section 7.


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        (c) Benefit Term. All benefit payments made under this Section 5 to a
Participant will be paid for the Benefit Term.

        (d) Notwithstanding any provision of the Plan to the contrary, no benefit shall be payable under the Plan to the Participant in the event of the Participant's Termination of Employment for Cause.


                              SECTION 6. DEATH BENEFIT

        No benefit shall be payable under the Plan to any person in the event the Participant dies prior to the commencement of benefit payments to the Participant under the Plan. Upon the Participant's death at any time after his or her benefit payments under the Plan have commenced, the Participant's Spouse (if he or she survives the Participant) shall be entitled to receive a death benefit payable in monthly installments equal in amount to the benefit payments that were payable to the Participant prior to his or her death under the terms of either Section 4 or Section 5, as applicable. The death benefit payable hereunder shall commence on the first day of the month following the Participant's death and shall continue thereafter until the date all installments that otherwise would have been payable to the Participant under this Plan (reduced by payments already made to the Participant before the date of the death) are paid to his or her Spouse, or, if earlier, the date of the Spouse's death. If the Participant's Spouse does not survive the Participant, then no benefits shall be payable from the Plan under this Section 6 upon the Participant's death. All benefit payments under this Section 6 shall be made in accordance with the provisions of Section 7.

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                           SECTION 7. PAYMENT OF BENEFITS

     (a) All benefit payments paid hereunder shall be made under reasonable procedures established by the Committee; provided, that at least one benefit payment per month must be made to any Participant entitled to the payment of a benefit under the Plan.

     (b) Notwithstanding the foregoing, the Committee, acting in its sole discretion, may elect to pay to any Participant or Spouse entitled to the payment of benefits under the provisions of Sections 4, 5 or 6 of the Plan, regardless of whether the benefit payments already have begun, a lump sum cash payment equal to the present value of the aggregate payments due and payable under the Plan to such Participant or Spouse. In calculating such present value, the Committee shall use a reasonable interest rate based upon business conditions then prevailing at the time the present value calculation is made.

                              SECTION 8. ADMINISTRATION

     The Committee shall have absolute control over the administration of this Plan, with all powers necessary to enable it to properly carry out its duties in this respect, including, without limitation, the designation of executive employees as Participants. The Committee shall have the power to interpret the Plan, in its sole discretion, and to make all other determinations necessary or desirable for the Plan's administration. All actions taken by the Committee in the administration and interpretation of the Plan shall be final and binding on all concerned. The Committee may appoint such agents as it may deem necessary or advisable to assist it in the performance of its duties, and may delegate to such agents those powers and duties, whether ministerial or discretionary, which it deems expedient or appropriate.


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                        SECTION 9. AMENDMENT AND TERMINATION

     This Plan may be terminated or amended by the Company at any time; provided, that no such amendment or termination shall reduce or eliminate the accrued benefit of any Participant under the Plan without the express written consent of such Participant.

                              SECTION 10. MISCELLANEOUS

     10.1. No Right to Employment. This Plan shall not constitute a contract of employment for any definite term and shall not affect or impair the right of either party to terminate the employment relationship at any time.

     10.2. Unfunded Plan. The Plan shall be unfunded. The Company shall not be required to establish any special or separate fund or to make any other segregation of assets to assure the payment of any benefit under the Plan, nor shall the Company be deemed to be a trustee of any rights granted under the Plan. Nothing contained herein shall be construed to create for the Participant or his or her Spouse any creditor's rights other than those of a general and unsecured creditor of the Company.

     10.3. No Assignment. No payments, benefits or rights under this Plan shall be subject in any manner to anticipant, sale, transfer, assignment, mortgage, pledge, encumbrance, charge or alienation by the Participant or his or her Spouse. In the event of any attempted assignment, alienation, encumbrance or transfer, the Company shall have no further liability under the Plan.

     10.4. Participation in Other Plans. Nothing in this Plan will affect any right which the Participant may otherwise have to participate in any retirement plan or agreement which the Company may have adopted or may adopt hereafter.


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        10.5. Headings. The headings and subheadings in the Plan have been inserted for convenience of reference only and are to be ignored in any construction of the Plan provisions.

        10.6. Number and Gender. In the construction of the Plan, the singular shall include the plural in all cases in which such meaning would be appropriate and words used in the masculine shall apply to the feminine where applicable.

        10.7. Plan Binding on All Parties. This Plan shall be binding upon the parties hereto, their successors and assigns, and upon all Participants and their Spouses, heirs, executors, administrators and assigns.

        10.8. Severability. In the event any provision of this Plan shall be held to be illegal, invalid, or unenforceable for any reason the illegality, invalidity, or unenforceability of such provision shall not affect the remaining provision of the Plan, but shall be fully severable and this Plan shall be construed and enforced as if the illegal, invalid, or unenforceable provision had never been included herein.

        10.9. Legal Competency. The Committee may, in its discretion, make payment either directly to an incompetent or disabled person, whether because of minority or mental or physical disability, or to the guardian of such person, or to the person having custody of such person, without further liability on the part of the Company, the Committee, or any person, for the amounts of such payment to the person on whose account such payment is made.

        10.10. Indemnification. No member of the Committee or the Board shall be personally liable by reason of any contract or other instrument executed by such member or on such member's behalf in his or her capacity as a member of the Committee for any mistake of judgement made in good faith, and the Company shall indemnify and hold harmless each


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employee, officer or director of the Company to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

        10.11. Governing Law. This Plan shall be governed by and construed in accordance with the laws of the State of Delaware, without reference to the principles of conflicts of law thereof, except to the extent that those laws are preempted by Federal law.

        10.12 Expenses. Any expenses of administering the Plan shall be borne by the Company.

        10.13. Entire Agreement. This instrument contains the entire understanding and agreement between the parties relating to the subject matter hereof, except as otherwise provided herein.

        10.14. Tax Withholding. The Company shall have the right to deduct from each payment to be made hereunder any withholding or other taxes required by law.

        10.15. Effective Date. The effective date of the Plan shall be June 1, 1997.

        IN WITNESS WHEREOF, International Family Entertainment, Inc. has caused this Plan to be executed by its duly authorized officer, effective as of above.


                                     INTERNATIONAL FAMILY ENTERTAINMENT, INC.



                                     By: /s/ Timothy B. Robertson
                                         _______________________________


                                     Title: President & CEO
                                            ____________________________



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                                      EXHIBIT B
                                  Benefit Schedule

                Years of Service                Benefit Level
                      1                           $195,000
                      2                           $210,000
                      3                           $225,000
                      4                           $245,000
                      5                           $260,000
                      6                           $280,000
                      7                           $300,000
                      8                           $325,000
                      9                           $350,000
                      10                          $375,000
                      11                          $400,000
                      12                          $430,000
                      13                          $460,000
                      14                          $500,000
                      15                          $535,000
                      16                          $575,000
                      17                          $620,000
                      18                          $665,000
                      19                          $715,000
                      20                          $770,000
                      21                          $825,000
                  22 or more                      $885,000